UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                   FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (D) OF
                  THE SECURITIES AND EXCHANGE ACT OF 1934

           Date of report (Date of Earliest Event Reported)  (1-5-98)

                     GENERAL MOTORS ACCEPTANCE CORPORATION
                     -------------------------------------
               (Exact name of registrant specified in its charter)

                                    Delaware
       ------------------------------------------------------------
      (State or other jurisdiction of incorporation or organization)

          1-3754                                  38-0572512
   -------------------                 ----------------------------------
  (Commission File No.)               (I.R.S. Employer Identification No.)

        3044 West Grand Boulevard, Detroit, Michigan        48202
        --------------------------------------------        -----

                                  313-556-1508
           --------------------------------------------------
          (Registrant's telephone number, including area code)


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                               November 19, 1997




General Motors Acceptance Corporation
3044 W. Grand Blvd.
Detroit, MI  48202

On January 1, 1998, General Motors Acceptance Corporation will be reincorporated in the State of Delaware and will no longer be incorporated in the State of New York. The reincorporation will occur as follows: General Motors Acceptance Corporation has established a wholly-owned subsidiary in Delaware. On January 1, 1998, General Motors Acceptance Corporation will be merged into that subsidiary. The surviving Delaware corporation simultaneously will change its name to General Motors Acceptance Corporation. Apart from the change in the state of incorporation, the merger will have absolutely no effect on General Motors
Acceptance Corporation's business. Following the merger, General Motors Corporation will remain the sole stockholder of General Motors Acceptance Corporation. General Motors Acceptance Corporation, the Delaware corporation, will assume all the assets and liabilities of General Motors Acceptance
Corporation, the New York corporation. In addition, all contracts, agreements and guarantees of General Motors Acceptance Corporation, the New York corporation, will be assumed by General Motors Acceptance Corporation, the Delaware corporation.